UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2011

FBC HOLDING, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-52544	71-1026782
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

66 Piscataqua Road,
Dover, NH	03820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (603) 540-0828

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

    On March 31, 2011, the Company approved the creation of Series “A” Restricted Preferred Stock (“Preferred Shares”).  The rights, preferences, privileges, restrictions and characteristics of the Preferred Shares are detailed in the Certificate of Designation to the Articles of Incorporation filed as an exhibit to this filing.  The Company approved the surrender, conversion and exchange of certain Senior Secured Convertible Debentures with a principal amount of $1,562,500 held by Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategies Series ENA (the “Shareholders”).  As a result of the conversion of the Debentures into Preferred Shares, the Shareholders were issued 2,500,000 Preferred Shares.   The fixed price per share for this Debenture conversion is $.625 per Preferred Share.   The Shareholders have agreed to convert two additional Debentures in the principal amounts of $40,000 and $25,000 into an additional 104,000 Preferred Shares.

The Preferred Shares have the following characteristics:

     i) the Preferred Shares shall entitle the holders the right to vote, either together with holders of the Company’s common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Company may vote, including but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Shares relative to the shares of the Company’s common stock;

    (ii) each Preferred Share shall be entitled to 1 vote, whereas each share of common stock is entitled to 1 vote.

    (iii) in the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holder(s) of the Shares shall receive distributions of the Company prior to common stock shareholders;

    (iv) shall not entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Company; and

    (v) holders may convert the Preferred Shares into common stock on a 1-for-1 basis.

Item 3.02 Unregistered Sale of Equity Securities

    As described in Item 1.01 above, The Company approved the surrender, conversion and exchange of certain Senior Secured Convertible Debentures with a principal amount of $1,562,500 held by Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategies Series ENA (the “Shareholders”).  As a result of the conversion of the Debentures into Preferred Shares, the Shareholders were issued 2,500,000 Preferred Shares.  The fixed price per share for this Debenture conversion is $.625 per Preferred Share.

    No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that these transactions were exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders

    Same as detailed in Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    Same as detailed in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits.

    The following document is being filed herewith by the Company as an exhibit to this Current Report on Form 8-K:

   4.1           Certificate of Designation to the Articles of Incorporation

   10.1           Securities Exchange Agreement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBC Holding, Inc.

By:  /s/ Christopher LeClerc
Date:  April 5, 2011                                                                _____________________________________________
Christopher LeClerc
Chief Executive Officer